As filed with the Securities and Exchange Commission on October 30, 2002 Registriation No. 333-________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MENTOR CORPORATION
 (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0950791 (IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California 93111
 (Address of principal executive offices) (Zip Code)

MENTOR CORPORATION AMENDED
1991 STOCK OPTION PLAN

(Full title of the Plans)

Christopher J. Conway
Chairman, President and Chief Executive Officer
Mentor Corporation
201 Mentor Drive
Santa Barbara, California 93111
(Name and address of agent for service)

(805) 879-6000
 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Mentor Corporation Amended 1991 Stock Option Plan Common Stock, $0.10 par value	3,000,000 shares	$35.68(2)	$107,040,000(2)	$9,848

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Mentor Corporation Amended 1991 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on October 24, 2002, as reported by the Nasdaq National Market.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

Mentor Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2002 filed with the Commission on June 28, 2002;

(b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2002, filed with the Commission on August 14, 2002;

(c) The Registrant's definitive Proxy Statement dated July 30, 2002, filed with the Commission on July 29, 2002; and

(d) The Registrant's Registration Statement on Form 8-A filed with the SEC, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

All reports and definitive proxy or information statements subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

Section 302A.521, subd. 2, of the Minnesota Statutes requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Registrant, or, in the case of performance by a director, officer or employee of the Registrant involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant. In addition, Section 302A.521, subd. 3, requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

Section 4.01 of the Composite Restated Bylaws of the Registrant provides that the Registrant shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by provisions of law; provided, however, that such Registrant shall not make advances to any person other than a director of the Registrant or of another corporation at least 80% of the Common Stock of all classes of which are owned directly or indirectly by the Registrant (a "Subsidiary") or an officer of the Registrant or of a Subsidiary who is elected by the directors of the Registrant or Subsidiary; and provided, further, that the Registrant shall not indemnify any person, other than a director of the Registrant or of a Subsidiary, or an officer of the Registrant or of a Subsidiary, who is elected by the directors, in respect of any judgment, penalty, fine, excise tax, settlement, expense or other matter for which such person shall have been finally determined to be liable by reason of his or her negligence, recklessness or willful misconduct.

As permitted by the Minnesota Statutes, Article IX of the Registrant's Composite Restated Articles of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived any improper personal benefit, or (v) for any act or omission occurring prior to the effective date of Article IX.

The Registrant has purchased directors' and officers' liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits
Exhibit Number	Exhibit
4

Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

5	Opinion and consent of Hewitt & O'Neil LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Hewitt & O'Neil LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to the Signature Page of this Registration Statement.
99.1	Mentor Corporation Amended 1991 Stock Option Plan.

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Mentor Corporation Amended 1991 Stock Option Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California on this 28th day of October, 2002.

  MENTOR CORPORATION

  By: /s/CHRISTOPHER J. CONWAY
         Christopher J. Conway
         Chairman, President and Chief Executive Officer

  POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS:

  That the undersigned officers and directors of Mentor Corporation, a Minnesota corporation, do hereby constitute and appoint Christopher J. Conway and Adel Michael and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/Christopher J. Conway Christopher J. Conway	Chairman, President and Chief Executive Officer	October 28, 2002
/s/Adel Michael Adel Michael	Executive Vice President, Chief Financial Officer, Secretary and Treasurer	October 28, 2002
/s/Eugene G. Glover Eugene G. Glover	Senior Vice President, Advanced Development and Director	October 28, 2002
/s/Walter W. Faster Walter W. Faster	Director	October 28, 2002
/s/Michael Nakonechny Michael Nakonechny	Director	October 28, 2002
/s/Dr. Richard W. Young Dr. Richard W. Young	Director	October 28, 2002
/s/Ronald J. Rossi Ronald J. Rossi	Director	October 28, 2002

  SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

  EXHIBITS TO FORM S-8
  UNDER SECURITIES ACT OF 1933

  MENTOR CORPORATION

  EXHIBIT INDEX
Exhibit Number	Exhibit
4

  Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

5	Opinion and consent of Hewitt & O'Neil LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Hewitt & O'Neil LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to the Signature Page of this Registration Statement.
99.1	Mentor Corporation Amended 1991 Stock Option Plan.

  EXHIBIT 5

  OPINION AND CONSENT OF HEWITT & O'NEIL LLP

  October 30, 2002

  Mentor Corporation
  201 Mentor Drive
  Santa Barbara, CA 93111

  Re: Mentor Corporation - Registration Statement for Offering of an Aggregate of 3,000,000 Shares of Common Stock

  Dear Ladies and Gentlemen:

  We have acted as counsel to Mentor Corporation, a Minnesota corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 3,000,000 shares of the Company's common stock (the "Shares") authorized for issuance under the Company's Mentor Corporation Amended 1991 Stock Option Plan (the "Plan").

  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company and the Shares.

                                                                                                                      Very truly yours,

                                                                                                                      /s/ Hewitt & O'Neil LLP

                                                                                                                      Hewitt & O'Neil LLP

  EXHIBIT 23.1

  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mentor Corporation Amended 1991 Stock Option Plan of our report dated May 13, 2002, with respect to the consolidated financial statements and schedule of Mentor Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2002, filed with the Securities and Exchange Commission.

                                                                                                                      /s/ Ernst & Young LLP
                                                                                                                      Ernst & Young LLP

  Los Angeles, California
  October 28, 2002

  EXHIBIT 99.1

  MENTOR CORPORATION

  1991 STOCK OPTION PLAN

  (as amended through May 15, 1997)

    Purposes of the Plan

    This Mentor Corporation 1991 Stock Option Plan (the "Plan") is intended to enable Mentor Corporation (the "Corporation") and its subsidiaries to attract and retain key employees and non-employee directors and, by giving such employees and non-employee directors an opportunity to acquire a proprietary interest in the corporation, to provide such employees and non-employee directors with a stronger incentive to exert their maximum effort for the continued success and growth of the Corporation and its subsidiaries.

    Administration of the Plan

    The Plan shall be administered by a committee or committees appointed by, and consisting of one or more members of, the Board of Directors of the Corporation (the "Board"). The Board may delegate the responsibility for administration of the Plan with respect to designated classes of optionees to different committees, subject to such limitations as the Board deems appropriate. The composition of any committee responsible for administration of the Plan with respect to optionees who are subject to trading restrictions of Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act") with respect to securities of the Corporation shall comply with the applicable requirements of Rule 16b-3 of the Securities and Exchange Commission. Members of a committee shall serve for such term as the Board may determine and shall be subject to removal by the Board at any time. Any committee appointed by the Board shall have full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan and to adopt such rules and regulations as it may deem necessary. Decisions of a committee made within the discretion delegated to it by the Board shall be final and binding on all persons who have an interest in the Plan. With respect to any matter, the term "Committee" shall hereinafter refer to such committee as shall have been delegated authority with respect to such matter.

    Eligibility for Awards

    Options may be granted under the Plan to such key employees of the Corporation and its subsidiaries (including officers, whether or not they are also members of the Board) as the Committee shall from time to time select. In addition, members of the Board who are not employees of the Corporation or one of its subsidiaries shall be eligible to receive options in accordance with, and only in accordance with, the automatic grant provisions of Section VI below.

    Stock Subject to the Plan

      Class. The stock which is the subject of options granted under the Plan shall be the Corporation's authorized but unissued common stock ("Common Stock"). In connection with the issuance of shares of Common Stock under the Plan, the Corporation may repurchase shares in the open market or otherwise.

      Aggregate Amount

        The total number of shares of Common Stock issuable under the Plan shall not exceed 5,000,000* shares plus the number of shares that would have become available for grant, under the Corporation's Restated 1987 Stock Option Plan and Incentive Stock Option Plan (the "Prior Plans") by reason of the lapse, expiration or cancellation of options thereunder prior to exercise in full (provided such shares are not subject to a subsequent grant under one of the Prior Plans), subject to adjustment under Section IV(c).

        If any outstanding option under the Plan expires or is terminated or cancelled for any reason (including pursuant to Section IX of the Plan) before being exercised for the full number of shares of Common Stock to which it applies, then the Common Stock allocable to the unexercised portion of such option shall not be charged against the limitation of Section IV(b)(1) and may again become the subject of subsequent options granted under the Plan.

      Adjustments. In the event any change is made to the Common Stock subject to the Plan or subject to any outstanding option granted under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate or capital structure of the Corporation), then, unless such change results in the termination of all outstanding options, the Committee shall make appropriate adjustments to the kind and maximum number of shares subject to the Plan, the kind and maximum number of shares for which options are to be granted to each individual under the Plan, the kind and maximum number of shares for which options are to be granted to non-employee directors, and the kind and number of shares and price per share of stock subject to outstanding options.

      Individual Limit. No individual will receive grants under this Plan for more than 600,000* shares (subject to adjustment as provided in Section IV(c)). Grants that are repriced and/or canceled and regranted will count against the limit contained in this Section IV(d).

    Terms and Conditions of Options

    Stock options granted under the Plan may be either incentive stock options ("Incentive Options") qualifying under Section 422 of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), or nonstatutory options, and shall be appropriately designated. The options shall be evidenced by instruments in such form as the Committee may from time to time approve. Such instruments shall conform to the following terms and conditions:

      Option Price. The option price per share shall be the fair market value of a share of Common Stock on the day the option is granted.

      Number of Shares, Term and Exercise

        Each option granted under the Plan shall be exercisable on such date or dates, during such period and for such number of shares as shall be determined by the Committee and set forth in the instrument evidencing such option. No option granted under the Plan, however, shall have an expiration date which is more than 10 years after the date of the option grant. Each option shall contain such other terms, conditions and restrictions, which may vary from grant to grant and may be modified by the Committee after the date of grant, as the Committee shall determine.

        After any option granted under the Plan becomes exercisable, it may be exercised by notice to the Corporation at any time prior to the termination of such option. Except as authorized by the Committee in accordance with Section VII, the option price for the number of shares of Common Stock for which the option is exercised shall become immediately due and payable upon exercise.

        The option price shall be payable in full in cash; provided, however, that the Committee may, either at the time the option is granted or at the time it is exercised and subject to such limitations as it may determine, authorize payment of all or a portion of the option price in cash and/or one or a combination of the following alternative forms:

          a promissory note authorized pursuant to Section VII; or

          full payment in shares of Common Stock valued as of the exercise date; or

          by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price.

      Termination of Employment

      The Committee shall determine and shall set forth in each option whether the option shall continue to be exercisable, and the terms and conditions of such exercise, on and after an optionee ceases to be employed by the Corporation or any of its subsidiaries.

      Incentive Options. Options granted under the Plan which are intended to be Incentive Options shall be subject to the following additional terms and conditions:

        Dollar Limitation. To the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of shares with respect to which options that would otherwise be Incentive Options are exercisable for the first time by any individual during any calendar year under the Plan (or any other plan of the Corporation, a parent or subsidiary corporation or predecessor thereof) exceeds the sum of $100,000 (or such greater amount as may be permitted under the Internal Revenue Code), whether by reason of acceleration or otherwise, such options shall not be treated as Incentive Options. In making such determination, such options shall be taken into account in the order in which they were granted.

        10% Shareholder. If any employee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (determined with application of the ownership attribution rules of Section 425(d) of the Internal Revenue Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation (10% Shareholder), then the following special provisions shall be applicable to the option granted to such individual:

          The option price per share of the Common Stock subject to such Incentive Option shall not be less than one hundred ten percent (110%) of the fair market value of one share of Common Stock on the date of grant; and

          The option shall not have a term in excess of five (5) years from the date of grant.

        Parent; Subsidiary. For purposes of this Section VI(d) "parent and subsidiary corporation" and "parent or subsidiary corporation" shall have the meaning attributed to those terms under Section 422A(b) of the Internal Revenue Code.

      Withholding

        The Corporation's obligation to deliver stock certificates upon the exercise of any option shall be subject to the optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

        In the event that an optionee is required to pay to the Corporation an amount with respect to income and employment tax withholding obligations in connection with exercise of an option, the Committee may, in its discretion and subject to such limitations and rules as it may adopt, permit the optionee to satisfy the obligation, in whole or in part, by delivering shares of Common Stock already held by the optionee or by making an irrevocable election that a portion of the total value of the shares of Common Stock subject to the option be paid in the form of cash in lieu of the issuance of Common Stock and that such cash payment be applied to the satisfaction of the withholding obligations.

      Repurchase Rights. The Committee may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Corporation (or its assigns) shall have the right, exercisable upon the optionee's termination of employment with the Corporation and its subsidiaries, to repurchase any or all of the shares of Common Stock previously acquired by the optionee upon the exercise of such option. Any such repurchase right shall be exercisable by the Corporation (or its assigns) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provisions for the expiration of such right in one or more installments) as the Committee may specify in the instrument evidencing such right. The Committee shall also have full power and authority to provide for the automatic termination of the Corporation's repurchase rights, in whole or in part, and thereby accelerate the vesting of any or all of the purchased shares, upon the occurrence of any Change in Control specified in Article X.

      Modification of Options. The Committee shall have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding option, to the extent not inconsistent with the Plan; provided, however, that no such modification or waiver shall (1) without the consent of the option holder, adversely affect the holder's rights thereunder or (2) affect any outstanding option granted pursuant to Section VI, except to the extent necessary to conform to any amendment to Section VI.

    Automatic Option Grants to Directors

      Automatic Option Grants. Non-employee members of the Board shall automatically be granted nonstatutory stock options ("Automatic Option Grants") to purchase the number of shares of Common Stock set forth below (subject to adjustment under Section IV(c) hereof) on the dates and terms set forth below:

        Each person who is newly elected or appointed as a non-employee member of the Board of Directors after the date of adoption of this Plan shall receive on the date of such election or appointment an Automatic Option Grant to purchase 20,000 shares* ..

        On the date of each of the Corporation's Annual Meetings occurring after the date of adoption of this Plan each person who is then an incumbent, continuing non-employee director, or who is then newly elected or appointed as a nonemployee director, shall receive an Automatic Option Grant for 6,000* shares, provided that the maximum number of shares for which such a director may receive such options pursuant to Section VI(a)(1) and VI(a)(2) shall be 60,000* less the number of shares for which such director received options under any prior option plan of the Corporation.

        In addition to any grants under Section VI(a)(1) and Section VI(a)(2) immediately above, each individual who is a non-employee member of the Board on May 17, 1994 shall receive an Automatic Option Grant to purchase 30,000* shares. The automatic grant date of these options will be May 17, 1994.

        In addition to any grants under Section VI(a)(1), Section VI(a)(2) and Section VI(a)(3) immediately above, each individual who is a non-employee member of the Board of Directors of Mentor Corporation on May 15, 1997 shall receive a one-time grant of options to purchase 30,000 shares of Common Stock.

      Terms and Conditions. The terms and conditions applicable to each Automatic Option Grant shall be as follows:

        The option price per share will be equal to one hundred percent (100%) of the fair market value of one share of the Common Stock on the automatic grant date.

        The options will have terms of ten years measured from the automatic grant date.

        The options will be exercisable in the following increments: twenty-five percent (25%) after one year and the remainder in equal annual installments over the next three years, provided that options with an automatic grant date of May 17, 1994 will be exercisable in the following increments: thirty-three and one-third percent (33-1/3%) after one year and the remainder in equal annual installments over the next two years. Notwithstanding the foregoing, (i) the exercisability of all such options shall accelerate upon the occurrence of a Change in Control in accordance with Section X(a) and shall terminate, to the extent unexercised, if the Corporation's Common Stock ceases to exist or be publicly traded as a result of the Change in Control, unless the options are expressly assumed or replaced by substitute options by the entity that survives the Change in Control, and (ii) no option granted under this Section VI may be exercised prior to approval of the Plan by the Corporation's shareholders, which approval was obtained in September of 1991 for all such grants except the May 17, 1994 grants.

        Upon exercise of the option, the option price for the purchased shares will become payable immediately in cash or in shares of Common Stock that the optionee has held for at least six months.

        In the event the optionee ceases to serve as a director, the option may be exercised, to the extent then exercisable and within the term thereof, for a period of ninety (90) days after the date of cessation (twelve (12) months in the case of cessation by reason of disability or death). In the case of death, the option may be exercised within such period by the estate or heirs of the optionee.

    Loans, Loan Guarantees and Installment Payments

    In order to assist an employee (including an employee who is an officer or member of the Board) in the acquisition of shares of Common Stock pursuant to an option granted under the Plan (other than pursuant to Section VI), the Committee may authorize, at either the time of the grant of an option or the time of the acquisition of Common Stock thereunder, (i) the extension of a loan to the employee by the Corporation, (ii) the payment by the employee of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Corporation of a loan obtained by the employee from a third party. The terms of any loans, guarantees or installment payments, including the interest: rate and terms of repayment, will be subject to the discretion of the Committee. Loans, installment payments and guarantees may be granted without security, the maximum credit available being the purchase price, if any, of the Common Stock acquired plus the maximum federal and state income and employment tax liability which may be incurred in connection with the acquisition.

    Assignability

    No option granted under the Plan shall be assignable or transferable by the optionee other than by will or by the laws of descent and distribution, and during the lifetime of the optionee options granted under the Plan may be exercised only by the optionee.

    Cancellation and New Grant of Options

    The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan or the Prior Plans (other than options granted under Section VI) and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than the fair market value on the new grant date (or, in the case of an Incentive Option to be granted to a 10% Shareholder, one hundred ten percent (110%) of such fair market value). If one or more of the cancelled options is an Incentive Option granted before 1987 under one of the Prior Plans, then such option shall, solely for purposes of the "sequential exercise" rule applicable to other outstanding Incentive options granted before 1987 under the Prior Plans or any other plan of the Corporation or parent or subsidiary, be considered to be outstanding until the expiration date initially specified for the option term of such option.

    Recapitalization, Merger, Consolidation, Sale of Assets or Liquidation

      Acceleration of Exercisability. Anything else to the contrary in this Plan notwithstanding, in the event of a "Change in Control" of the Corporation, as defined herein, all options held by a person under this Plan that shall not have expired, shall become immediately exercisable in full. The acceleration of the exercisability of options shall be effective immediately prior to (but subject to the actual occurrence of) the applicable Change in Control, and each optionee shall be entitled to exercise his or her accelerated options in advance prior to the Change in Control, provided that such Change in Control actually occurs and that such optionee has not voluntarily terminated his or her position with the Corporation prior to the occurrence of such Change in Control.

      Optional Actions. In the event the Committee determines in good faith that a Change in Control may be imminent, the Committee may, but shall not be obligated to:

        If the Change in Control is a merger or consolidation or a statutory share exchange, make provision for the protection of the outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase such numbers of shares of appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, of the parent corporation of the Corporation or such surviving corporation (the "Survivor's Stock") as the Committee deems equitable, or, alternatively, by the delivery of such numbers of shares of the Survivor's Stock as have a fair market value as of the date of the Change in Control equal to the product of (i) the amount by which the Change in Control Proceeds per Share (as defined in Section X(c)(3)) exceeds the option exercise price per share times (ii) the numbers of Common shares covered by the respective options; or

        At least ten (10) days prior to any Change in Control described in Section X(c)(1)(iii), declare, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be cancelled at the time of the Change in Control (unless it shall have been exercised prior to the occurrence of the Change in Control) in exchange for payment to each optionee, within ten days after the Change in Control, of cash equal to the amount (if any), for each Share covered by the cancelled option, by which the Change in Control Proceeds per Share (as defined in Section X(c)(3)) exceeds the exercise price per Share covered by such option.

      No such action by the Committee shall in any way affect the acceleration of the exercisability of options pursuant to Section X(a), and each optionee shall have the right, during the period preceding the Change in Control, to exercise his or her option as; to all or any part of the shares covered thereby in accordance with said Section X(a). In the event of a declaration pursuant to this Section X(b), each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Change in Control shall be cancelled at the time of the Change in Control, and this Plan shall terminate at the time of such cancellation, subject to the obligations of the Corporation provided in this Section X(b).

      Any action taken by the Committee under this Section X(b) in contemplation of an expected Change in Control shall be null and void in the event such Change in Control does not actually occur.

      Definitions

        Change in Control. A "Change in Control," for purposes of this Plan, shall have occurred if:

          a majority of the directors of the Corporation shall be persons other than persons: (A) for whose election proxies shall have been solicited by the Board of Directors of the Corporation, or (B) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships;

          twenty percent (20%) or more of the outstanding voting power of the Corporation shall have been acquired or beneficially owned (as defined in Rule 13d-3 under the 1934 Act or any successor rule thereto) by any person (other than the Corporation, a subsidiary of the Corporation or, as to any optionee, that optionee) or Group (as defined in Section X(c)(2), which Group does not, as to any optionee, include such optionee; or

          there shall have occurred:

            a merger or consolidation of the Corporation with or into another corporation (other than (1) a merger or consolidation with a subsidiary of the Corporation or (2) a merger or consolidation in which (aa) the holders of voting stock of the Corporation immediately prior to the merger as a class continue to hold immediately after the merger at least sixty percent (60%) of all outstanding voting power of the surviving or resulting corporation or its parent and (bb) all holders of each outstanding class or series of voting stock of the Corporation immediately prior to the merger or consolidation have the right to receive substantially the same cash, securities or other property in exchange for their voting stock of the Corporation as all other holders of such class or series);

            a statutory exchange of shares of one or more classes or series of outstanding voting stock of the Corporation for cash, securities or other property;

            the sale or other disposition of all or substantially all of the assets of the Corporation (in one transaction or a series of transactions); or

            the liquidation or dissolution of the Corporation;

        unless, as to any optionee, more than twenty-five percent (25%) of the voting stock (or the voting equity interest) of the surviving corporation or the corporation or other entity acquiring all or substantially all of the assets of the Corporation (in the case of a merger, consolidation or disposition of assets) or of the Corporation or its resulting parent corporation (in the case of a statutory share exchange) is beneficially owned by such optionee or a Group that includes such optionee.

        Group. A "Group," for purposes of this Plan, shall mean any two or more persons acting as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding or disposing of voting stock of the Corporation.

        Change in Control Proceeds. "Change in Control Proceeds" per Share shall mean the cash plus the fair market value ' as determined in good faith by the Committee, of the noncash consideration to be received per Share by the shareholders of the Corporation upon the occurrence of a Change in Control.

    Valuation of Common Stock

    For all valuation purposes under the Plan, the fair market value of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

      Over-the-Counter. If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid price and lowest asked price (or, if such information is available, the closing selling price) of one share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) on the date in question, then the mean between the highest bid price and lowest asked price (or, if available, the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

      Stock Exchange. If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

      Neither Over-the-Counter nor Stock Exchange. If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

    If, however, the Committee determines that, as a result of circumstances existing on any date, the use of the above rules is not a reasonable method of determining fair market value on that date, the Committee may use such other method as, in its judgment, is reasonable.

    Effective Date and Term of Plan

      Effective Date. The Plan shall become effective on the date it is adopted by the Board, but no shares of Common Stock shall be issued under the Plan and no options granted under the Plan shall be exercisable before the Plan is approved by the holders of at least a majority of the Corporation's voting stock represented and voting at a duly-held meeting at which a quorum is present. If such shareholder approval is not obtained, then any options previously granted under the Plan shall terminate and no further options shall be granted. Subject to such limitation, the Committee may grant options under the Plan at any time after the adoption of the Plan by the Board and before the date fixed herein for termination of the Plan.

      Term. No option may be granted under the Plan after the earlier of (i) the tenth anniversary of the date of its adoption by the Board or (ii) the date on which all shares available for issuance under the Plan have been issued or cancelled pursuant to the exercise or surrender of options granted hereunder.

    Amendment or Discontinuance by Board Action

    The Board may amend, suspend or discontinue the Plan in whole or in part at any time; provided, however, that (1) except to the extent necessary to qualify as Incentive options any or all options granted under the Plan which are intended to so qualify, such action shall not adversely affect rights and obligations with respect to options at the time outstanding under the Plan; (2) the provisions of the Plan concerning the eligibility of outside directors for awards and the amount, price and timing of their awards may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or rules thereunder; and (3) the Board shall not, without the approval of the Corporation's shareholders (i) increase the number of shares of Common Stock which may be issued under the Plan (unless necessary to effect the adjustments required under Section IV(c)), (ii) modify the eligibility requirements for awards under the Plan or (iii) make any other change with respect to which the Board determines that shareholder approval is required by applicable law or regulatory standards.

    No Employment Obligation

    Nothing contained in the Plan (or in any option granted under the Plan) shall confer upon any employee any right to continue in the employ of the Corporation or any affiliate or constitute any contract or agreement of employment or interfere in any way with the right of the Corporation or an affiliate to reduce such employee's compensation from the rate in existence at. the time of the granting of an option or to terminate such employee's employment at any time, with or without cause; but nothing contained herein or in any option shall affect any contractual rights of an employee pursuant to a written employment agreement.

    Use of Proceeds

    The cash proceeds received by the Corporation from the issuance of shares pursuant to options under the Plan shall be used for general corporate purposes.

    Regulatory Approvals

    The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock upon the exercise of any such option or lapse of restrictions on any Common Stock issued under the Plan shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under the Plan or the Common Stock issued pursuant to such an option.

    Governing Law

  To the extent not otherwise governed by federal law, the Plan and its implementation shall be governed by and construed in accordance with the laws of the State of California.